Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-72130, 33-58362, 333-3846, 333-35215, 333-40634, 333-50330, 333-75134 and 333-114151 of Genta Incorporated on Form S-3 and Registration Statement Nos. 33-85887, 333-94181, 333-94185, 333-101022, 333-118987 and 333-128381 of Genta Incorporated on Form S-8 of our reports dated March 17, 2008, relating to (i) the consolidated financial statements of Genta Incorporated (which report expressed an unqualified opinion and included explanatory paragraphs relating to Genta Incorporated’s ability to continue as a going concern and the adoption of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, effective January 1, 2006, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109, effective January 1, 2007) and (ii) the effectiveness of Genta Incorporated’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Genta Incorporated for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey March 17, 2008